UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 27, 2019

______________

INTELLIGENT BUYING, INC.

(Exact name of registrant as specified in its charter)

______________

California	001-34861	20-0956471
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

400 Seventh Avenue

Brooklyn NY 11215

(Address of Principal Executive Office) (Zip Code)

718-788-4014

(Registrant’s telephone number, including area code)

John B. Lowy, Esq.

645 Fifth Avenue, Suite 400, New York, NY 10022

(212) 371-7799

(Name, Address and Telephone Number of Person Authorized to Receive

Notice and Communications on Behalf of the Person(s) Filing Statement)

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

———————

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 AMENDMENT OF A MATERIAL DEFINITIVE AGREEMENT

On March 13, 2019, Intelligent Buying, Inc. (“INTB” or the “Company”), as reported I the Company’s Form 8-K, filed with the SEC on March 19, 2019, the Company entered into a Reorganization Agreement (the “Reorganization Agreement”) pursuant to which the Company agreed to acquire Jaguaring Company d/b/a Cannavolve  (“Cannavolve”), a Washington corporation.

On April 27, 2019, the parties amended the Reorganization Agreement. The material terms of the amended Reorganization Agreement are as follows:

1.

Section 3.01(c) of the Reorganization Agreement is hereby amended, so that Section 3.01(c) shall be and read as follows:

“(c) Capital Structure. The authorized capital stock of the Company consists of 50,000,000 shares of Company common stock at par value $.001 per share, and 25,000,000 shares of Preferred Stock, par value $.001 per share. There are 7,256,600 shares of common stock currently issued and outstanding, and 100,000 shares of Preferred Stock, which Preferred Stock will be issued to Principal Holdings, LLC (“Principal”) before the Closing, in consideration of Principal successfully negotiating the purchase of INTB, structuring this Agreement and the capitalization, and performing due-diligence.  All outstanding shares of common stock and Preferred Stock of the Company are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights.  At and as of the Closing INTB’s current principal shareholder (the “INTB Principal”) will return to INTB, for cancellation and retirement, 3,446,950 shares owned by the INTB Principal, so that, as a result of the retirement of the 3,446,950 shares by the INTB Principal, and the issuance of up to 3,446,950 shares to the HOLDERS, INTB will have issued and outstanding 7,256,600 common shares as of the Closing.  There are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote, except for (1) the INTB Convertible Note (the “INTB Note,” a copy of which is attached hereto as Exhibit “B”; and (2)the issuance of restricted INTB shares pursuant to a minimum of $1,500,000, up to a maximum of $2,000,000 (net of fees, costs and commissions) in a Rule 506(c) offering (the “Pre-Closing Offering”) before the Closing of the Reorganization contemplated by this Agreement. INTB and CANNAVOLVE both acknowledge and agree that all of the proceeds from the Pre-Closing Offering will be held in escrow, and none of the proceeds of the offering, will be released to INTB until completion of the Closing.  Except for the INTB Note, the Pre-Closing Offering, and proposed issuance of common shares to the HOLDERS pursuant to this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Company. There are no agreements or arrangements pursuant to which the Company is or could be required to register shares of Company Common Stock or other securities under the Securities Act of 1933, as amended (the "Securities Act"), except as set forth in Article VII, Post-Closing Recapitalization.”

2.

The following words are added to the end of Section 3.02(c): "except as set forth in Article VII, Post-Closing Recapitalization.”

3.

The following Article and Section is hereby added to the Reorganization Agreement:

“ARTICLE VII

POST-CLOSING RECAPITALIZATION

7.01 Increase in Authorized Common Shares; Forward Split.  Immediately after completion of the Reorganization, each of CANNAVOLVE, INTB and HOLDERS shall cause INTB to (a) increase its authorized common shares to 500,000,000, and (b) effect a 6.69341354721-for-1 forward split of the 8,964,036 common shares which will be issued and outstanding as of the Closing of the Reorganization, to 60,000,000 common shares. All parties shall cooperate to effect this recapitalization, as promptly as practicable.”

4.

Other than as specifically set forth above, the Reorganization Agreement is hereby confirmed, and remains in full force and effect.

All references to the terms of the Reorganization Agreement, the Amended Reorganization and the Amendment to Reorganization are qualified in their entirety by reference to the attached Exhibits to this Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

99.1 Reorganization Agreement between INTB and Cannavolve

99.2 Amended Reorganization Agreement

99.3 Amendment to Reorganization Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTELLIGENT BUYING, INC.
Dated: May 6, 2019
/s/ Philip Romanzi
Philip Romanzi, CEO